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                               COMSAT CORPORATION,
                                                       Issuer



                                       TO



                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                                                            Trustee




                                ----------------


                             Supplemental Indenture

                            Dated as of June 29, 1994


                                ----------------
                                 Debt Securities







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

          THIS SUPPLEMENTAL INDENTURE, dated as of June 29, 1994, by and between COMSAT Corporation (formerly Communications Satellite Corporation), a corporation duly organized and existing under the laws of the District of Columbia, having its principal office at 6560 Rock Spring Drive, Bethesda, Maryland 20817 (the "Company"), and The Chase Manhattan Bank (National Association), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"). The principal Corporate Trust Office of the Trustee is located at the date of this Supplemental Indenture at 4 Chase MetroTech Center, Brooklyn, New York 11245.

                                   WITNESSETH:

          WHEREAS, the Company and the Trustee have heretofore caused to be executed and delivered an Indenture dated as of March 15, 1991 (the "Indenture"), for the purpose of issuing debentures, notes or other evidences of indebtedness; and the Company has determined to create and issue its debentures, notes or other evidences of indebtedness to be used in one or more series (the "Securities"); and

          WHEREAS, Section 11.01(f) of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to such Trustee, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interest of the Holders in any material respect; and

          WHEREAS, the Company has determined that it is desirable to modify Sections 3.05, 3.07 and 4.07 of the Indenture; and

          WHEREAS, the Trustee has received an opinion of counsel that it is proper for the Trustee to join in the execution hereof; and

          WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by a Board Resolution and the Company has requested the Trustee to join with it in the execution of this Supplemental Indenture; and

          WHEREAS, the Trustee has accepted the trusts created by this Supplemental Indenture and in evidence thereof has joined in the execution hereof;

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt of which is hereby acknowledged, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, as follows:

          1. Section 3.05 of the Indenture is hereby amended in the following respects:

          (a) The first sentence of the first paragraph of Section 3.05 is restated as follows: "At the option of the Holder, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series and of like tenor of other authorized denominations."

          (b) The last sentence of the second paragraph of Section 3.05 is restated as follows: "Upon due presentment for registration of transfer of any Security of any series at such office or agency, the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in the name of the transferee or transferees a new Security or Securities of the same series and of like tenor in authorized denominations for an equal aggregate principal amount."

     2. Section 3.07 of the Indenture is hereby amended in the following respects:

          (a)  The first sentence of Section 3.07 is restated as follows:
     "Pending the preparation of definitive Securities of any series and tenor, the Company may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten, mimeographed or otherwise produced)."

          (b)  The fourth sentence of Section 3.07 is restated as follows:
     "Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities of such series and such tenor and thereupon any or all temporary Securities of such series and such tenor may be surrendered in exchange therefor, at the Corporate Trust Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series and such tenor."

     3. Section 4.07 of the Indenture is hereby amended and restated in its entirety as follows: "Any Security which is to be redeemed only in part shall be surrendered at the place of payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered."

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

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and the Company and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of June 29, 1994.


                                                   COMSAT CORPORATION



                                                   By  /s/ Warren Y. Zeger
                                                      --------------------------
                                                           Warren Y. Zeger
                                                           Vice President and
                                                             General Counsel





[Seal]

ATTEST:

/s/ Nancy E. Weber
----------------------------
    Nancy E. Weber
    Assistant Secretary



                                                   THE CHASE MANHATTAN BANK
                                                    (National Association),
                                                     as Trustee



                                                   By /s/ Timothy E. Burke
                                                      --------------------------
                                                          Timothy E. Burke
                                                          Second Vice President





[Seal]

ATTEST:


/s/ Mary Lewicki
---------------------------
    Mary Lewicki
    Assistant Secretary


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

COUNTY OF MONTGOMERY
STATE OF MARYLAND      ss.:

     On the 29th day of June, 1994, before me personally came Warren Y. Zeger, to me known, who being by me duly sworn, did depose and say that he is Vice President and General Counsel of COMSAT CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




                                                      /s/ Dorothy L. Clingman
                                                      --------------------------
                                                             Notary Public
                                                           Dorothy L. Clingman
                                                           NOTARY PUBLIC STATE
                                                               OF MARYLAND
                                                         My Commission Expires
                                                              July 9, 1997


[Seal]

STATE OF NEW YORK
COUNTY OF KINGS        ss:

     On the 29th day of June, 1994, before me personally came Timothy E. Burke, to me known, who being by me duly sworn, did depose and say that he is a Second Vice President of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.





                                                      --------------------------
                                                             Notary Public
                                                           Margaret M. Price
                                                          NOTARY PUBLIC STATE
                                                              OF NEW YORK
                                                             No. 24-4980599
                                                      Qualified in Kings County
                                                          Commission Expires
                                                            April 22, 1995


[Seal]


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